Exhibits No. 20.1:

                        CIT Home Equity Loan Trust 2003-1
            Home Equity Loan Asset Backed Certificates, Series 2003-1
                          Master Servicer's Certificate

                                                        Due Period    12/31/2003
                                                Determination Date     1/14/2004
                                                 Distribution Date     1/20/2004

I     Available in Certificate Account
      Principal collected on Mortgage Loans                                                                          21,530,481.62
      All Liquidation Proceeds with respect to Principal                                                                154,568.17
      Principal portion of Purchase Price on Repurchased Mortgage Loans                                                       0.00
      Substitution Adjustment with respect to Principal                                                                       0.00
      Amount transferred from Pre-Funding Account                                                                             0.00
                                                                                                                     -------------

                              Principal Distribution Amount                                                          21,685,049.79

      Interest collected on Mortgage Loans                                                                            5,226,708.17
      Interest portion of Purchase Price on Repurchased Mortgage Loans                                                        0.00
      All Liquidation Proceeds with respect to Interest                                                                       0.00
      Substitution Adjustment with respect to Interest                                                                        0.00
      Master Servicer Monthly Advances (net of Compensating Interest)                                                   787,402.33
      Reimbursement of previous months Servicer Advances                                                               (457,909.31)
      Compensating Interest                                                                                                 398.06
      Investment Earnings on the Certificate Account                                                                          0.00
      Investment Earnings on the Prefunding Account                                                                           0.00
                                                                                                                     -------------

                              Interest Remittance Amount                                                              5,556,599.25

      Amount not Required to be deposited                                                                                     0.00

                              Total available in the Certificate Account                                             27,241,649.04

II    Distributions                                                             Per $ 1,000                             Amount
                                                                                -----------                             ------
1.    Aggregate Class A-1 Distribution                                          81.65772531                          24,007,371.24

2.    Aggregate Class A-2 Distribution                                           1.95833333                             417,125.00

3.    Aggregate Class A-3 Distribution                                           2.32500000                             134,850.00

4.    Aggregate Class A-4 Distribution                                           3.27500000                             373,350.00

5.    Aggregate Class A-5 Distribution                                           4.15000000                             137,157.50

6.    Aggregate Class A-6 Distribution                                           3.38333330                             318,033.33

7.    Aggregate Class A-IO Distribution                                          4.16666669                             604,166.67

8.    Aggregate Class M-1 Distribution                                           3.89166660                             210,344.58

9.    Aggregate Class M-2 Distribution                                           4.21666667                             178,365.00

10    Aggregate Class B Distribution                                             4.58333324                             172,333.33

11.   Aggregate Class X-IO Distribution                                                                                       0.00

12.   Aggregate Class R Distribution                                                                                          0.00

13.   Aggregate Master Servicer Distribution                                                                            688,552.39
                                                                                                                     -------------
                              Total Distributions =                                                                  27,241,649.04

III   Certificate Class Balances                                                  Factor %                              Amount
                                                                               ------------                         --------------

      Opening Senior Class A Certificate Balances as reported on the prior
      Monthly Master Servicer Report:

                        (a)  Class A-1                                          42.10976357%                        123,802,704.89
                        (b)  Class A-2                                         100.00000000%                        213,000,000.00
                        (c)  Class A-3                                         100.00000000%                         58,000,000.00
                        (d)  Class A-4                                         100.00000000%                        114,000,000.00
                        (e)  Class A-5                                         100.00000000%                         33,050,000.00
                        (f)  Class A-6                                         100.00000000%                         94,000,000.00
                                                                                                                    --------------
                                                                                                                    635,852,704.89

                        (g)  Class A-IO                                        100.00000000%                        145,000,000.00

      Opening Subordinated Class M & B Certificate Balances as reported on the prior Monthly Master Servicer Report:

                        (a)  Class M-1                                         100.00000000%                         54,050,000.00
                        (b)  Class M-2                                         100.00000000%                         42,300,000.00
                        (c)  Class B                                           100.00000000%                         37,600,000.00
                                                                                                                    --------------
                                                                                                                    133,950,000.00

IV    Principal Distribution Amount

1(a). Basic Principal Amount                                                        No.                                  Amount
                                                                                -----------                          -------------
                        (a)  Stated principal collected                                                               1,975,359.61
                        (b)  Principal Prepayments                                      216                          19,555,122.01
                        (c)  Liquidation Proceeds                                                                       154,568.17
                        (d)  Repurchased Mortgage Loans                                   0                                   0.00
                        (e)  Substitution Adjustment related to Principal                                                     0.00
                        (f)  Amount Transferred from Pre-Funding Account                                                      0.00
                                                                                                                     -------------
                              Total Principal Distribution                                                           21,685,049.79

1(b). Subordination Increase Amount                                                                                   2,198,780.97

2(a). Class A Principal Distribution Amount:

                                                                                Per $ 1,000
                                                                                -----------
                        (a)  Class A-1                                          81.23751959                          23,883,830.76
                        (b)  Class A-2                                           0.00000000                                   0.00
                        (c)  Class A-3                                           0.00000000                                   0.00
                        (d)  Class A-4                                           0.00000000                                   0.00
                        (e)  Class A-5                                           0.00000000                                   0.00
                        7.   Class A-6
                              (a)  Class A-6 Lockout Percentage                                        0.00%
                              (b)  Class A-6 Lockout Distribution Amount         0.00000000                                   0.00

2(b). Class M & B Principal Distribution Amount :

                        1.   Class M-1                                           0.00000000                                   0.00
                        2.   Class M-2                                           0.00000000                                   0.00
                        3.   Class B                                             0.00000000                                   0.00

2(c)  Class M & B Applied Realized Losses:

                        1.   Class M-1                                           0.00000000                                   0.00
                        2.   Class M-2                                           0.00000000                                   0.00
                        3.   Class B                                             0.00000000                                   0.00

                                                                                 Factor %                               Amount
                                                                               ------------                         --------------
      Ending Senior Class A Certificate Balances after distributions of principal on this Monthly Master Servicer Report:
                        (a)  Class A-1                                          33.98601161%                         99,918,874.13
                        (b)  Class A-2                                         100.00000000%                        213,000,000.00
                        (c)  Class A-3                                         100.00000000%                         58,000,000.00
                        (d)  Class A-4                                         100.00000000%                        114,000,000.00
                        (e)  Class A-5                                         100.00000000%                         33,050,000.00
                        (f)  Class A-6                                         100.00000000%                         94,000,000.00
                                                                                                                    --------------
                                                                                                                    611,968,874.13

                        (g)  Class A-IO                                        100.00000000%                        145,000,000.00

      Ending Subordinated Class M & B Certificate Balances after distributions of principal on this Monthly Master Servicer Report:

                        (a)  Class M-1                                         100.00000000%                         54,050,000.00
                        (b)  Class M-2                                         100.00000000%                         42,300,000.00
                        (c)  Class B                                           100.00000000%                         37,600,000.00
                                                                                                                    --------------
                                                                                                                    133,950,000.00

V     Interest Distribution Amount

      Fixed Rate Certificates

                        (b)  Fixed Rate Certificates applicable
                             Pass-Through Rate
                                            1.  Class A-1                           1.23875%
                                            2.  Class A-2                           2.35000%
                                            3.  Class A-3                           2.79000%
                                            4.  Class A-4                           3.93000%
                                            5.  Class A-5                           4.98000%
                                            6.  Class A-6                           4.06000%
                                            7.  Class A-IO                          5.00000%
                                            8.  Class M-1                           4.67000%
                                            9.  Class M-2                           5.06000%
                                           10.  Class B                             5.50000%

      INTEREST REMITTANCE AMOUNT
         1.  Interest collected on Mortgage Loans                              5,226,708.17
         2.  Interest advanced on Mortgage Loans                                 329,493.02
         3.  Compensating Interest on Mortgage Loans                                 398.06
         4.  Substitution Adjustment interest                                          0.00
         5.  Purchase Price interest on repurchased accounts                           0.00
         6.  Liquidation Proceeds interest portion                                     0.00
         7.  Investment Earning in the Pre-Funding Account                             0.00
                     TOTAL INTEREST REMITTANCE AMOUNT                                                                 5,556,599.25

      Current Interest Requirement

                         1.  Class A-1  @ applicable Pass-Through Rate                                                  123,540.48
                         2.  Class A-2 @ applicable Pass-Through Rate                                                   417,125.00
                         3.  Class A-3 @ applicable Pass-Through Rate                                                   134,850.00
                         4.  Class A-4 @ applicable Pass-Through Rate                                                   373,350.00
                         5.  Class A-5 @ applicable Pass-Through Rate                                                   137,157.50
                         6.  Class A-6 @ applicable Pass-Through Rate                                                   318,033.33
                         7.  Class A-IO @ applicable Pass-Through Rate                                                  604,166.67
                         8.  Class M-1 @ applicable Pass-Through Rate                                                   210,344.58
                         9.  Class M-2 @ applicable Pass-Through Rate                                                   178,365.00
                        10.  Class B @ applicable Pass-Through Rate                                                     172,333.33

      Class Interest Carryover Shortfall

                         1.  Class A-1                                                 0.00
                         2.  Class A-2                                                 0.00
                         3.  Class A-3                                                 0.00
                         4.  Class A-4                                                 0.00
                         5.  Class A-5                                                 0.00
                         6.  Class A-6                                                 0.00
                         7.  Class A-IO                                                0.00
                         8.  Class M-1                                                 0.00
                         9.  Class M-2                                                 0.00
                        10.  Class B                                                   0.00

      Certificates Interest Distribution Amount
                                                                                Per $ 1,000
                                                                                -----------
                         1.  Class A-1                                           0.42020571                             123,540.48
                         2.  Class A-2                                           1.95833333                             417,125.00
                         3.  Class A-3                                           2.32500000                             134,850.00
                         4.  Class A-4                                           3.27500000                             373,350.00
                         5.  Class A-5                                           4.15000000                             137,157.50
                         6.  Class A-6                                           3.38333330                             318,033.33
                         7.  Class A-IO                                          4.16666669                             604,166.67
                         8.  Class M-1                                           3.89166660                             210,344.58
                         9.  Class M-2                                           4.21666667                             178,365.00
                        10.  Class B                                             4.58333324                             172,333.33

VI    Credit Enhancement Information
                                                                                                                             Total

             (a) Senior Enhancement Percentage                                                                               19.90%

             (b) OC Spread Holiday in effect?                                                                                   NO

             (c) Overcollateralization Amount:

                         1.  Opening Overcollateralization Amount                                                    15,889,310.76
                         2.  Ending Overcollateralization Amount                                                     18,052,266.16
                         3.  Required Overcollateralization Amount                                                   31,020,000.00
                         4.  Subordination Deficiency                                                                12,967,733.84
                         5.  Excess Overcollateralization Amount                                                              0.00

VII   Trigger Information
                    1.  (a)  60+ Delinquency  Percentage                                                                      1.72%
                        (b)  Delinquency Event in effect
                             (Rolling Three Month > 45% of Sr. Enhancement)?                                                    NO

                    2.  (a)  Cumulative Loss Percentage                                                                       0.03%
                        (b)  Applicable Loss Percentage for current Distribution                                              2.50%
                        (c)  Cumulative Loss Trigger Event in effect                                                            NO

VIII  Pool Information                                                                                   No.            Amount
                                                                                                        -----       --------------
                        (a)  Closing Mortgage Loan Principal Balance:                                   8,677       763,971,140.29

                        (b)  Principal Balance of Balloon Mortgage Loans                                   22         1,697,445.77

                        (c)  Weighted Average Mortgage Rate:                                                                 8.118%

                        (d)  Weighted Average Net Mortgage Rate:                                                            7.632%

                        (e)  Net Weighted Average Coupon Cap:                                                               6.709%

                        (f)  Net Weighted Average Coupon Cap for A-1 Class only                                             6.940%

                        (g)  Weighted Average Remaining Maturity:                                                           319.21

                        (h)  Weighted Average Original Maturity:                                                            332.40

IX    Delinquency Information                                                           No.              %              Amount
                                                                                      --------------------------------------------
      A.  Fixed Rate Mortgage Loans:
                        (a)  Delinquent Contracts:
                                   1.  31 - 59 Day Accounts                             233             2.31%        17,679,105.53
                                   2.  60 - 89 Day Accounts                              68             0.74%         5,667,178.48
                                   3.  90+  Day Accounts                                113             1.12%         8,541,145.04

                        (b)  Mortgage Loans - In Foreclosure                             65              0.66%        5,010,068.89
                        (c)  REO Property Accounts                                       15              0.12%          882,854.48

X     Realized Losses                                                                   No.                               Amount
                                                                                       -----                            ----------
            1.  (a)  Gross Realized Losses during the period                              3                             190,393.74

                (b)  Realized Losses during the period                                                                  35,825.57

                (c)  Cumulative Gross Realized Losses                                     8                             716,959.50

                (d)  Cumulative Realized Losses                                                                         206,625.79

                (e)  Cumulative Applied Realized Losses

                            i.  Class B                                                                                       0.00
                           ii.  Class M-1                                                                                     0.00
                          iii.  Class M-2                                                                                     0.00

XI    Miscellaneous Information
      1.   (a)  Monthly Master Servicer Fee

                       i.  Monthly Servicing Fee                                                                        327,371.67
                      ii.  Mortgage Fees                                                                                361,180.72
                     iii.  Certificate Account Investment Earnings                                                            0.00

           (b)  Amount of prior unpaid Master Servicing Fees paid with
                      this distribution                                                                                       0.00

           (c)  Total Master Servicing Fees paid with this distribution                                                 688,552.39

           (d)  Amount of unpaid Master Servicing Fees as of this distribution                                                0.00

      2.   (a)  Opening Master Servicer Advance Balance                                                               4,191,094.22

           (b)  Current Advance (exclusive of Compensating Interest)                                                    787,402.33

           (c)  Reimbursement of prior Master Servicer Advances                                                        (457,909.31)
                                                                                                                      ------------
           (d)  Ending Master Servicer Advance Balance                                                                4,520,587.24


      3.   Current period Compensating Interest                                                                             398.06

      4.   (a)  Stepdown Date in effect?                                                                   NO

      5.   Aggregate principal balance of Subsequent Mortgage Loans purchased by
           the Trust on the related Distribution Date:                                                                        0.00

      6.   (a)  Beginning Amount of the Pre-Funding Account                                                                   0.00
      6.   (b)  Principal Balance Purchased by the Trust                                                                      0.00
      6.   (c)  Pre-Fuding Balance after the above Purchase (6b) to be paid
                as an additional principal to the Noteholders.                                                                0.00
      6.   (d)  Ending Amout of the Pre-Funding Account                                                                       0.00

           (d)  Amount of Investment Earnings in the Pre-Funding Account                                                      0.00

      7.   Aggregate principal balance of Subsequent Mortgage Loans
           (during Funding Period)                                                                      1,205       120,916,357.55